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                                                         EXHIBIT 21 TO FORM 10-K
                                                     WESCO FINANCIAL CORPORATION
                                                FOR YEAR ENDED DECEMBER 31, 2001

                           WESCO FINANCIAL CORPORATION

                                  SUBSIDIARIES


                                                                     PERCENTAGE
                                                                      OWNED BY      STATE OF
NAME OF SUBSIDIARY                                                   REGISTRANT   INCORPORATION
------------------                                                   ----------   -------------
Wesco Holdings Midwest, Inc.....................................        100%         Nebraska
  Wesco-Financial Insurance Company.............................        100%         Nebraska
      Kansas Bankers Surety Company.............................        100%         Kansas
  CORT Business Services Corporation............................        100%         Delaware
      Relocation Central Corporation............................         99.8%       Delaware
  Precision Steel Warehouse, Inc................................        100%         Illinois
      Precision Steel Warehouse, Inc., Charlotte Service Center         100%         Delaware
      Precision Brand Products..................................        100%         Delaware
MS Property Company.............................................        100%         California